Exhibit 99.1

ARALEZ ANNOUNCES THIRD QUARTER 2017 FINANCIAL RESULTS AND ACHIEVES PROFITABILITY ON AN ADJUSTED EBITDA BASIS FOR THE FIRST TIME IN THE THIRD QUARTER

-3Q 2017 Net Revenues of $24.3 Million; Year-to-Date 2017 Net Revenues of $77.9 Million-

-Implements Fiscal Improvements designed to Deliver Profitability, Support Growth & Extend Cash Runway-

-Provides Updated 2017 Full-Year Guidance and Preliminary 2018 Full-Year Outlook-

Mississauga, Ontario — November 9, 2017 — Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) (“Aralez” or the “Company”) today announced financial results for the three and nine months ended September 30, 2017, and provided updated financial guidance for 2017 and its preliminary 2018 financial outlook. The Company also provided a business and corporate update. All figures are in U.S. dollars.

“Our performance in the third quarter demonstrates the strength of our underlying business, with growth in the U.S. and Canada, and puts us on the path to profitability as reflected by the achievement of positive quarterly Adjusted EBITDA for the first time as Aralez,” said Adrian Adams, Chief Executive Officer of Aralez. “We are delighted with the evolution of Zontivity®, the improved outlook for the Toprol-XL® franchise in the U.S. and the continued strong performance of the Canadian business. As a result of this performance, we updated our 2017 financial guidance and now expect full-year net revenue to be in the range of $95 million to $105 million.”

Financial Improvements Designed to Streamline the U.S. Business, Deliver Profitability and Growth

Aralez plans to implement further financial improvements designed to streamline the U.S. business, deliver profitability and support growth, as well as extend the cash runway through 2018 and beyond. These efforts are expected to result in a leaner, nimble and more effective performance-oriented operating model with the elimination of approximately $32 million, or 28%, of SG&A in 2018 compared to the current full-year 2017 estimate. The $32 million estimated annual SG&A reduction reflects the reductions announced in April 2017 as well as incremental expense reductions. These expense reductions, which will include reductions in marketing spend, professional and consulting fees, and other departmental expenses, are intended to significantly reduce the Company’s overall costs and are expected to produce significant EBITDA on an adjusted basis, opening potential pathways to better position the Company to refinance its debt in the future. The Company plans to maintain the size of its sales force with a continued focus and investment in the key growth asset, Zontivity.

Based on the Company’s preliminary 2018 outlook, the Company is expected to transition into a growth phase of its corporate evolution and pivot into a profitable (on an Adjusted EBITDA basis) and growth Company. In 2018, net revenues are currently expected to be in a range of $140 million to $160 million and Adjusted EBITDA is currently expected to be in a range of $35 million to $55 million (see “Preliminary 2018 Financial Outlook” below for more information). The 2018 net revenue outlook reflects projected growth of Zontivity and the Canadian business and expected improvements in Toprol-XL franchise revenues, volume and margins due to, among other things, renegotiated distribution and other fees with various partners. The 2018 net revenue outlook also reflects Toprol-XL revenues being recorded on a gross basis, rather than on a net basis, commencing January 1, 2018 as a result of the expiration of the Transition Services Agreement with AstraZeneca.

“These broad financial improvements, together with the previously announced cost savings, are designed to position the Company on a pathway to achieve sustained profitability and growth,” said Adrian Adams, Chief Executive Officer of Aralez. “We are significantly improving our overall costs and extending our cash runway through 2018 and beyond while better positioning the Company to refinance its debt in the future. In addition, we believe our strong financial outlook demonstrates that our business is on course to deliver meaningful growth in revenues and adjusted EBITDA in 2018 and beyond.”

Financial Summary

Aralez’s financial results for the three and nine months ended September 30, 2016 include the operations of Tribute Pharmaceuticals Canada Inc. (Tribute) from February 5, 2016, the closing date of the Pozen Inc. and Tribute merger transaction (the “Merger”), and the results of Zontivity only from September 6, 2016, the date Zontivity was acquired. Aralez’s financial results do not include the results of Toprol-XL and its authorized generic (collectively, the “Toprol-XL franchise”) for the three and nine months ended September 30, 2016 as this acquisition was completed on October 31, 2016.

Aralez’s financial results for the three and nine months ended September 30, 2017 include the results of Tribute, Zontivity and the Toprol-XL franchise. Revenues for Zontivity were previously recorded in other revenues net of related cost of product revenues and fees paid during the transition service period, which expired on March 31, 2017. Effective March 31, 2017, revenues for Zontivity are recorded in net product revenues. Revenues for the Toprol-XL franchise are recorded in other revenues net of related cost of product revenues and fees paid during the transition service period, which will expire on December 31, 2017.

Third Quarter 2017 Financial Results

Total revenues for the three months ended September 30, 2017 were $24.3 million compared to $13.6 million for the three months ended September 30, 2016. Net product revenues of $9.5 million for the three months ended September 30, 2017 primarily related to the product portfolio acquired with the acquisition of Tribute as well as net product revenues from Zontivity, Yosprala® and Fibricor®. Other revenues of $14.9 million for the three months ended September 30, 2017 were comprised of net revenues from the Toprol-XL franchise acquisition and Vimovo® royalties. Net product revenues of $8.1 million for the three months ended September 30, 2016 related to the Tribute product portfolio acquired in the Merger. Other revenues of $5.6 million for the three months ended September 30, 2016 were primarily comprised of Vimovo royalties.

Selling, general and administrative expenses were $24.7 million for the three months ended September 30, 2017, a decrease of $0.7 million, compared to $25.4 million for the three months ended September 30, 2016. The decrease in the third quarter of 2017 primarily related to reduced costs for Yosprala marketing and sales efforts totaling $3.7 million. This decrease was partially offset by increased costs of $2.4 million related to the increase in our U.S. sales force (net of the sales force reduction announced in April 2017).

Net loss in the third quarter of 2017 was $24.4 million, or $0.37 per diluted share, compared to net loss of $20.6 million, or $0.32 per diluted share, in the third quarter of 2016. Adjusted EBITDA in the third quarter of 2017 was $0.4 million compared to ($12.3) million in the third quarter of 2016.

Year-to-Date 2017 Financial Results

Total revenues for the nine months ended September 30, 2017 were $77.9 million compared to $34.3 million for the same period of 2016. Net product revenues of $24.9 million for the nine months ended September 30, 2017 primarily related to the product portfolio acquired with the acquisition of Tribute as well as net product revenues from Zontivity, Yosprala and Fibricor. Other revenues of $53.0 million for the nine months ended September 30, 2017 were primarily comprised of net revenues from the Toprol-XL franchise, license fee revenue recognized in the second quarter of 2017 in connection with a license agreement executed in May 2017, and Vimovo royalties. Net product revenues of $19.0 million for the nine months ended September 30, 2016 related to the Tribute product portfolio acquired in the Merger. Other revenues of $15.3 million for the nine months ended September 30, 2016 were comprised primarily of Vimovo royalties.

Selling, general and administrative expenses totaled $87.8 million for the nine months ended September 30, 2017, an increase of $2.2 million, compared to $85.6 million for the nine months ended September 30, 2016. The increase in the nine months ended September 30, 2017 was primarily due to increased costs of $12.7 million related to the overall increase in our U.S. sales force (net of the sales force reduction announced in April 2017), and higher promotional costs of $7.3 million related to the relaunch of Zontivity in the U.S. during the second quarter of 2017 and Yosprala during first quarter of 2017. These increased costs in 2017 were partially offset by costs incurred in 2016  related to the Tribute Merger totaling $19.7 million.

Net loss in the nine months ended September 30, 2017 was $79.4 million, or $1.20 per diluted share, compared to net loss of $71.9 million, or $1.26 per diluted share, in the comparable period of 2016. Adjusted EBITDA for the nine months ended September 30, 2017 was ($6.6) million compared to ($35.7) million in the comparable 2016 period.

Balance Sheet

As of September 30, 2017, approximately 66.8 million of the Company’s common shares were issued and outstanding and the Company had cash and cash equivalents of approximately $40.7 million. The Company currently believes it has sufficient cash to fund operations for the next 12 months and beyond.

Updated 2017 Guidance and 2018 Preliminary Financial Outlook

Aralez’s estimates are based on projected results of the Company for the year ending December 31, 2017 and December 31, 2018 and reflect management’s current beliefs and expectations about, among other things, prescription trends, competition, including generic market entrants, pricing levels, inventory levels, and anticipated future events. The Company’s guidance on Adjusted EBITDA includes, among other things, costs to support the commercialization efforts with respect to Yosprala, Zontivity and the Canadian product portfolio as well as costs to support the global corporate structure. It excludes share-based compensation expense and certain discrete costs, including merger and product acquisition-related expenses. See “Use of Non-GAAP Financial Measures” below.

Updated 2017 Guidance

For the year ending December 31, 2017, assuming, among other things, factors more particularly set out in “Cautionary Note Regarding Forward-Looking Statements” below, the Company currently expects:

•                  Updated 2017 Net Revenues to be in a range of $95 million to $105 million; and

•                  Updated 2017 Adjusted EBITDA to be in a range of ($5) million to break even.

See the table below for a comparison of the Company’s current 2017 guidance (May 2017) compared to the updated 2017 guidance.

Measure	2017 Current Guidance (May 2017)	2017 Updated Guidance (November 2017)
Net Revenues	$80 million to $100 million	$95 million to $105 million
Adjusted EBITDA	($5) million to $5 million	($5) million to $0

Preliminary 2018 Financial Outlook

For the year ending December 31, 2018, assuming, among other things, factors more particularly set out in “Cautionary Note Regarding Forward-Looking Statements” below, the Company currently expects:

•                  2018 Net Revenues to be in a range of $140 million to $160 million; and

•                  2018 Adjusted EBITDA to be in a range of $35 million to $55 million.

Measure	2017 Updated Guidance*	2018E Preliminary Outlook*	Growth (based on midpoint)*
Net Revenues	$95 million to $105 million*	$140 million to $160 million*	~$50 million*
Adjusted EBITDA	($5) million to $0	$35 million to $55 million	~$48 million

* 2017 Net Revenues for the Toprol-XL franchise are recorded net of related costs. For better comparability, the updated 2017 guidance for Net Revenues would have been ~$125 million-$135 million, on a pro forma basis, using the 2018 accounting treatment. Beginning in 2018, the Company will record Net Revenues and Cost of Revenues separately, consistent with its other products.

Third Quarter Results Webcast

Aralez will host a webcast this morning, November 9, 2017 at 8:30 a.m. ET to present 2017 third quarter results. The webcast can be accessed live and will be available for replay at www.aralez.com.

Conference Call Details

Date: Thursday, November 9, 2017

Time: 8:30 a.m. ET

Dial-in (U.S.): 877-407-8037

Dial-in (International): 201-689-8037

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular and other specialty areas. Aralez’s Global Headquarters is in Ontario, Canada, the U.S. Headquarters is in Princeton, New Jersey and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures, including Adjusted EBITDA (as defined below). These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP).

Adjusted EBITDA for the Company is defined as net income (loss) before income taxes, interest expense and financing costs, depreciation and amortization, share-based compensation, gains or losses related to warrants, changes to the fair value of contingent consideration, restructuring costs, retention and severance costs, impact of an acquisition of a business or product, transaction costs related to (i) acquisitions (ii) business development opportunities and (iii) debt refinancing options and other financing costs, acquired in-process R&D, tax equalization payments, interest income, the impact of changes in foreign currency rates, asset impairment charges, losses or gains on sale of assets, losses or gains on extinguishment or modification of debt and the impact of a sale or disposition of a business or product, including discontinued operations.

Management believes this non-GAAP information is useful for investors, taken in conjunction with GAAP financial statements, because it provides greater transparency regarding the Company’s operating performance by excluding (i) non-cash expenses that are substantially dependent on changes in the market price of the Company’s common shares, and (ii) discrete items, such as merger and acquisition costs, transaction costs related to acquisitions, business development opportunities, debt refinancing options and other financing costs, restructuring costs and severance and retention expenses, that may not be consistently recurring. Management uses these measures, among other factors, to assess and analyze operational results and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding implementing fiscal improvements to deliver profitability and support growth and extend the Company’s cash runway through 2018 and beyond, including streamlining efforts with respect to the U.S. business expected to result in a leaner, nimble and more effective performance-oriented operating model with the elimination of  certain SG&A expenses, which include reductions in marketing spend, professional and consulting fees and other departmental expenses; such plan significantly reducing the Company’s overall costs and producing significant EBITDA on an adjusted basis, opening potential pathways for the Company to refinance its debt in the future; the strength of the Company’s underlying business and its path to sustained profitability and growth; maintaining the size of the sales force with continued investment in Zontivity; the evolution of Zontivity, including expected growth; the improved outlook for the Toprol-XL franchise in the U.S., including expected improvements in Toprol-XL franchise revenues, volume and margins due to, among other things, renegotiated distribution and other fees with various partners; the continued strong performance and growth of the Canadian business; the outlook for the Company’s future business and financial performance, including delivering meaningful growth in revenues and adjusted EBITDA in 2018 and beyond, and the Company’s updated 2017 full-year guidance and preliminary 2018 full-year outlook on Adjusted EBITDA and net revenues; that the Company is expected to transition into a growth phase of its corporate evolution and pivot into a profitable (on an Adjusted EBITDA basis) and growth company; that the Company currently believes it has sufficient cash to fund operations for the next 12 months and beyond; the Company’s strategies, plans, objectives, goals, prospects, future performance or results of current and anticipated products; and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those estimates and assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements. Material factors, risks or assumptions that were applied or taken into account in providing updated financial guidance for the year ending December 31, 2017 and the 2018 preliminary financial outlook include, but are not limited to, (i) successfully integrating Zontivity and the Toprol-XL franchise, (ii) expected costs to support the commercialization efforts with respect to Yosprala, Fibricor, Zontivity and the Canadian product portfolio as well as expected costs to support the global corporate structure, (iii) the exclusion of any impact from additional potential strategic business transactions, such as mergers, acquisitions, divestures, or financings that may be consummated, (iv) an increase in prescription trends and revenues for both Yosprala and Zontivity in 2017 relative to 2016 and 2018 relative to 2017, as applicable, (v) with respect to the Toprol-XL franchise, pricing with respect to the AG business at or near current levels and pricing with respect to VA business as reflected in our modified VA National Contract, and renewal of such contract, and an overall improvement in revenues and margins for the Toprol-XL franchise due to, among other things, renegotiated distribution and other fees with various partners, (vi) our ability to source and qualify suppliers for our drugs, (vii) our ability to mitigate legal and regulatory risks and uncertainties, including ongoing litigation related to Vimovo, that may negatively impact our expectations regarding our products and product candidates, (viii) future performance of our commercialization partners being in line with our expectations and the impact such performance is anticipated to have being consistent with our expectations with respect to our revenue projections, (ix) currency rates remaining at or near current levels for the remainder of fiscal 2017 and 2018, (x) ongoing operational activities to manage expenses and improve profitability, including successful implementation of the financial improvements described herein; and (xi) prescription trends, competition, pricing levels, inventory, and the anticipated timing of future product launches and events remaining in line with management’s current beliefs. Readers are cautioned that actual future operating results and economic performance of the Company, including with respect to our net revenues and Adjusted EBITDA for the years ending December 31, 2017 and December 31, 2018, are subject to a number of risks and uncertainties, including, among other things, those described below, and could differ materially from what is currently expected as set out in this press release.

In addition, the Company’s operations, 2017 updated financial guidance and 2018 preliminary financial outlook involve risks and uncertainties, many of which are outside of the Company’s control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause the Company’s actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, the Company’s inability to maintain a sales force of sufficient scale for the commercialization of its products in a timely and cost-effective manner; the Company’s failure to successfully commercialize its products and product candidates; competition, including increased generic competition; costs and delays in the development and/or approval of the Company’s product candidates, including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of the Company’s product candidates for all expected indications or in all targeted territories; with respect to certain products, dependence on reimbursement from third-party payors and the possibility of a failure to obtain coverage or reduction in the extent of reimbursement; the inability to maintain or enter into, and the risks resulting from the Company’s dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including the Company’s dependence on AstraZeneca AB and Horizon Pharma USA, Inc. for the sales and marketing of Vimovo, the Company’s dependence on Patheon Pharmaceuticals Inc. for the manufacture of Yosprala, the

Company’s dependence on a subsidiary of Merck & Co. for the supply of Zontivity and the Company’s dependence on AstraZeneca AB for the manufacture and supply of Toprol-XL and its authorized generic (AG); the Company’s dependence on maintaining and renewing contracts with customers, distributors and other counterparties (certain of which may be under negotiation from time to time), including the Company’s inability to renew existing contracts or enter into new contracts on favorable terms, and the risks that we may not be able to maintain the Company’s existing terms with certain customers, distributors and other counterparties; the Company’s ability to protect its intellectual property and defend its patents, including if generic competitors successfully appeal the recent District Court decision with respect to certain Vimovo patents; regulatory obligations and oversight; failure to successfully identify, execute, integrate, maintain and realize expected benefits from new acquisitions, such as the acquisitions of Tribute, Zontivity and Toprol-XL and its AG; failure to realize the expected benefits of the Company’s initiatives to reduce costs and improve profitability; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in laws and regulations, including tax laws and unanticipated tax liabilities and laws and regulations regarding the pricing of pharmaceutical products; risks related to the Company’s financing and liquidity; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (SEC) filings and reports and Canadian securities law filings, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, which will be available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in the Company’s future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals US Inc. Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

732-754-2545

nochsner@aralez.com

Financial Tables to Follow

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Product revenues, net	$9,462	$8,058	$24,916	$18,998
Other revenues	14,876	5,570	53,009	15,265
Total revenues, net	24,338	13,628	77,925	34,263
Costs and expenses:
Cost of product revenues (exclusive of amortization shown separately below)	3,054	3,362	8,758	9,260
Selling, general and administrative	24,686	25,445	87,766	85,635
Research and development	736	2,037	1,558	7,923
Amortization of intangible assets	8,671	2,418	25,718	5,824
Change in fair value of contingent consideration	4,632	—	12,669	—
Total costs and expenses	41,779	33,262	136,469	108,642
Loss from operations	(17,441)	(19,634)	(58,544)	(74,379)
Interest expense	(6,803)	(495)	(20,183)	(1,395)
Other income (expense), net	84	(173)	604	4,354
Loss before income taxes	(24,160)	(20,302)	(78,123)	(71,420)
Income tax expense	281	297	1,315	442
Net loss	$(24,441)	$(20,599)	$(79,438)	$(71,862)

Basic net loss per common share	$(0.37)	$(0.32)	$(1.20)	$(1.19)
Diluted net loss per common share	$(0.37)	$(0.32)	$(1.20)	$(1.26)
Shares used in computing basic net loss per common share	66,837	65,229	66,217	60,599
Shares used in computing diluted net loss per common share	66,837	65,229	66,217	60,676

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$40,731	$64,943
Accounts receivable, net	11,336	20,405
Inventory	4,920	4,548
Prepaid expenses and other current assets	3,325	2,435
Property and equipment, net	7,715	7,316
Goodwill	82,184	76,694
Other intangible assets, net	319,324	340,194
Other long-term assets	1,732	842
Total assets	$471,267	$517,377

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$22,145	$8,833
Accrued expenses	26,046	32,141
Short-term contingent consideration	8,930	10,430
Other current liabilities	3,223	5,870
Long-term debt	274,520	274,441
Deferred tax liability	3,522	3,273
Long-term contingent consideration	70,559	60,685
Other long-term liabilities	3,201	2,218
Total liabilities	412,146	397,891
Total shareholders’ equity	59,121	119,486
Total liabilities and shareholders’ equity	$471,267	$517,377

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net Loss	$(24,441)	$(20,599)	$(79,438)	$(71,862)
Share-based compensation	2,961	2,659	8,738	9,202
Restructuring expense	388	1,141	1,312	2,825
Depreciation and amortization expense	9,041	2,538	26,819	6,019
Interest expense	6,803	495	20,183	1,395
Change in fair value of contingent consideration	4,632	—	12,669	—
Change in fair value of warrant liability	—	18	(24)	(4,722)
Transaction related expenses	796	993	2,401	8,613
Excise tax equalization payments	—	—	—	12,043
Other	(84)	173	(580)	368
Income tax expense	281	297	1,315	442
Adjusted EBITDA	$377	$(12,285)	$(6,605)	$(35,677)

	Updated 2017 Guidance
	Low End	High End
	Year ended December 31, 2017	Year ended December 31, 2017

Net Loss	$(104,500)	$(95,000)
Share-based compensation	13,000	12,000
Severance and retention	2,000	1,500
Depreciation and amortization expense	36,000	35,000
Interest expense	27,000	26,000
Change in fair value of contingent consideration	17,000	16,000
Transaction related expenses	3,000	2,500
Income tax expense	1,500	2,000
Adjusted EBITDA	$(5,000)	$—

	Preliminary 2018 Outlook
	Low End	High End
	Year ended December 31, 2018	Year ended December 31, 2018

Net Loss	$(56,000)	$(33,000)
Share-based compensation	13,000	12,000
Severance and retention	—	—
Depreciation and amortization expense	36,000	35,000
Interest expense	27,000	26,000
Change in fair of contingent consideration	14,000	13,000
Transaction related expenses	—	—
Income tax expense	1,000	2,000
Adjusted EBITDA	$35,000	$55,000